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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                         FOR SEAGATE PERIPHERALS, INC.
                      (FORMERLY CONNER PERIPHERALS, INC.)


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (Nos. 33-43911, 33-50973, 33-39916, 33-56215, 33-34793, 33-64339, 333-00697, and 333-01059) of
Seagate Technology, Inc. of our report dated January 15, 1996, except for Note 6, Note 10 and Note 16 which are dated as of February 28, 1996, relating to the consolidated financial statements of Seagate Peripherals, Inc. (formerly Conner Peripherals, Inc.) appearing on page 24 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule of Seagate Peripherals, Inc., (formerly Conner Peripherals, Inc.) which appears on page 25 of this Form 10-K.

Price Waterhouse LLP
San Jose, California
August 13, 1997